UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

Pollex, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49933 (Commission File Number)	95-4886472 (IRS Employer Identification No.)

2005 De La Cruz Blvd., Suite 142, Santa Clara, CA 95050
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (408) 350-7340

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2017, Pollex, Inc. (the “Company”) and Seong Sam Cho, the Company’s Chief Executive Officer, entered into an employment agreement (the “Agreement”) pursuant to which Mr. Cho shall continue to serve as Chief Executive Officer of the Company for a period of one year in consideration for an annual salary of $80,000. In the event Mr. Cho’s employment is terminated due to death or disability (as such terms are defined in the Agreement), Mr. Cho will be entitled to be paid his compensation through the remainder of the calendar month during which such termination is effective. In the event Mr. Cho is terminated for cause (as such term is defined in the Agreement), Mr. Cho will be entitled only to receive such compensation as he is entitled through the date of termination.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Agreement and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K which is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement between Seong Sam Cho and Pollex Inc. dated April 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLLEX, INC.

Date: April 7, 2017	By:	/s/ Seong Sam Cho
Seong Sam Cho, Chief Executive Officer